Exhibit 15(a)(i)

Consent of independent registered public accounting firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-254081, 333-197846, 333-181334, 333-126139, 333-104691, 333-99785 and 333-89508) of InterContinental Hotels Group PLC of our report dated 21 February 2022 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers LLP

London, England

3 March 2022